ARTICLES OF INCORPORATION

                                       OF

                        GLOBAL BUSINESS RESOURCES, INC.

                                    ARTICLE I

The name of this Corporation is Global Business Resources, Inc.

                                   ARTICLE II

                           EFFECTIVE DATE AND DURATION

The effective date of this Corporation will be January 1, 1997. The period of existence of the corporation is perpetual.

                                   ARTICLE III

                      PRINCIPAL OFFICE AND MAILING ADDRESS

The principal place of business of the corporation is 95 N. Birch Road, #701, Fort Lauderdale, FL 33304. The mailing address of the corporation is 95 N. Birch Road, #701, Fort Lauderdale, FL 33304.

                                   ARTICLE IV

                                     PURPOSE

This corporation is organized for the purpose of transacting any and all lawful business.

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                                    ARTICLE V

                     REGISTERED OFFICE AND REGISTERED AGENT

The initial registered office is at 95 N. Birch Road, #701, Fort Lauderdale, FL 33304. The name of the initial registered agent at that address is Peter J. Goldstein.

                                   ARTICLE VI

                                AUTHORIZED SHARES

The corporation is authorized to issue One Thousand (1,000) shares of common stock having a par value of $0.001 a share.

                                   ARTICLE VII

                           MANAGEMENT BY SHAREHOLDERS

  The business of the corporation shall be managed by the shareholders without a board of directors.

                                  ARTICLE VIII

                                  INCORPORATOR

     The name and address of the incorporator are Peter J. Goldstein, 95 N. Birch Road, #701, Fort Lauderdale, FL 33304.

     IN WITNESS WHEREOF, I have executed these article of incorporation this 20th day of December, 1996.

                                        /s/ Peter J. Goldstein
                                        -----------------------------
                                            Peter J. Goldstein, Incorporator

     Having been named as Registered Agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as Registered Agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as Registered Agent.

Dated:   December 20, 1996                  /s/ Peter J. Goldstein
                                            ----------------------
                                            Peter J. Goldstein, Registered Agent